                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             McRAE INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             McRAE INDUSTRIES, INC.
                              400 North Main Street
                       Mount Gilead, North Carolina 27306

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 18, 1997

To:  The Shareholders of McRae Industries, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of McRae Industries, Inc. (the "Company") will be held at 3:00 p.m. on the 18th day of December, 1997, at the offices of the Company located at 400 North Main Street, Mount Gilead, North Carolina, for the following purposes:

         1. To elect the Board of Directors consisting of seven persons, of whom five are to be elected by the holders of the Class B Common Stock and two are to be elected by the holders of the Class A Common Stock.

         2. To ratify the appointment of Gleiberman Spears Shepherd & Menaker, P.A. as independent certified public accountants for the current fiscal year.

         3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on November 3, 1997 as the record date for the shareholders entitled to notice of and to vote at the meeting or any adjournment thereof and only holders of Class A and Class B Common Stock of record at such date are entitled to notice of and to vote at the Annual Meeting of Shareholders.

                               By Order of the Board of Directors



                               James W. McRae
                               Secretary
                               November 19, 1997



                                    IMPORTANT

Whether you expect to attend the meeting or not, please vote, sign, date, and return the enclosed proxy in the enclosed self-addressed envelope as promptly as possible. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

                             McRAE INDUSTRIES, INC.
                              400 North Main Street
                       Mount Gilead, North Carolina 27306

                                 PROXY STATEMENT


GENERAL

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders of McRae Industries, Inc., a Delaware corporation (the "Company"), to be held at 3:00 p.m., local time, on December 18, 1997 at its principal office, 400 North Main Street, Mount Gilead, North Carolina. This Proxy Statement and accompanying proxy are being sent to the shareholders of the Company on or about November 19, 1997.

The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The materials are being mailed to shareholders of record at the close of business on November 3, 1997.

A shareholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted by filing with the Secretary of the Company an instrument revoking it, by filing a duly executed proxy bearing a later date with the Secretary of the Company or by attending the meeting and voting in person. If a shareholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to so specify with respect to such proposals, the proxy will be voted FOR the proposals.

Only shareholders of the Class A and Class B Common Stock of record at the close of business on November 3, 1997 are entitled to vote at the meeting. On that date, the Company had outstanding and entitled to vote a total of 1,819,728 shares of Class A Common Stock and 948,771 shares of Class B Common Stock. Each share of Class A is entitled to one-tenth vote and each share of Class B is entitled to one full vote at meetings of shareholders.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Any shareholder proposal to be presented at the Company's 1998 annual meeting of shareholders must be received at the offices of the Company, Post Office Box 1239, 400 North Main Street, Mount Gilead, North Carolina 27306, no later than July 23, 1998 for inclusion in the Company's proxy statement and form of proxy for that meeting.

PRINCIPAL SHAREHOLDERS AND HOLDINGS OF MANAGEMENT

Listed in the following table are the only beneficial owners, known to the Company as of October 8, 1997, of more than five percent of the Company's $1 par value Class A and Class B Common Stock and the number of shares beneficially owned by directors and executive officers as a group. Voting securities beneficially owned by individual directors, director nominees and Named Executive Officers (as defined herein) are disclosed under Election of Directors, below.

                                                       CLASS A                           CLASS B
                                                    COMMON STOCK                      COMMON STOCK

                                                AMOUNT AND                        AMOUNT AND
                                                NATURE OF       PERCENT           NATURE OF      PERCENT
NAME AND ADDRESS OF                             BENEFICIAL        OF              BENEFICIAL        OF
BENEFICIAL OWNER                              OWNERSHIP (1)     CLASS A         OWNERSHIP (1)     CLASS B
----------------------------------------     ----------------- ----------      ----------------- ----------
D. Gary McRae                                549,276 (2)            30%            552,079 (3)        58%
P.O. Box  1239
Mount Gilead, NC  27306
James W. McRae                               532,652 (4)            29%            544,265 (3)        57%
P.O. Box 1239
Mt. Gilead, NC  27306
Branch Banking & Trust Co.                   334,837 (5)            18%            115,107 (5)        12%
P.O. Box 29542
Raleigh, NC  27626
All Directors and Executive Officers         593,536 (6)            33%            573,555 (7)        60%
  as a group (7 persons)

(1) All shares owned directly and with sole voting and investment power except as otherwise noted.

(2) Includes 4,000 shares owned by Mr. D. Gary McRae's minor children, 1,111 shares owned by his wife and 509,352 shares held by the estate of the late B. J. McRae (the "Estate") as to which he has shared voting and investment power as co-executor with his brother, Mr. James W. McRae. Does not include any interest in shares held by the Company's Employee Stock Ownership Plan (the "ESOP").

(3) Includes 523,877 shares held by the Estate as to which Messrs. D. Gary McRae and James W. McRae have shared voting and investment power as co-executors of the Estate. Does not include any interest in shares held by the ESOP.

(4) Includes 4,000 shares owned by Mr. James W. McRae's children and 509,352 shares held by the Estate as to which he has shared voting and investment power as co-executor with his brother, Mr. D. Gary McRae. Does not include any interest in shares held by the ESOP.

(5) These shares represent shares held by Branch Banking & Trust Co. ("BB&T") and include all shares held by the ESOP for which BB&T serves as trustee. BB&T has sole voting and investment power with respect to such shares. Information with respect to BB&T is as of November 5, 1997 and was provided to the Company by BB&T in a telephone call on November 6, 1997.

(6)      Includes 509,352 shares held by the Estate.

(7)      Includes 523,877 shares held by the Estate

ELECTION OF DIRECTORS

The Bylaws of the Company provide for seven directors, two to be elected by the holders of the Class A Common Stock and five to be elected by the holders of the Class B Common Stock. Directors elected at the Annual Meeting will serve, subject to the provisions of the Bylaws, until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. If for any reason any nominee shall not become a candidate for election as a director at the meeting, an event not now anticipated, the enclosed proxy will be voted for such substitute as shall be designated by the Board of Directors.

It is the intention of the persons named in the accompanying Proxy to vote all proxies solicited by the Board of Directors FOR the seven nominees listed below unless authority to vote for the nominees is withheld by a shareholder in such shareholder's proxy. Directors are elected by a plurality of the votes of the applicable class of Common Stock cast by the holders of shares of such class entitled to vote at a meeting at which a quorum is present. The Company's Bylaws provide that, where a class vote is required, a quorum consists of the presence, in person or by proxy, of the holders of a majority of the outstanding shares of a particular class entitled to vote as a class at the meeting. Provided a quorum is represented at the meeting, abstentions and shares not voted are not taken into account in determining a plurality with respect to the directors elected by the holders of either class of Common Stock. Cumulative voting for directors is not permitted.

The two nominees for election as Directors by the holders of Class A Common Stock, both of whom are currently members of the Board of Directors, are listed below. Mr. Smith was elected to his term, which expires in 1997, at the Annual Meeting of Shareholders held on December 19, 1996. Brady W. Dickson was appointed by the Board of Directors on May 25, 1997 to fill the vacancy created upon the death of Mr. B. J. McRae.

           DIRECTORS TO BE ELECTED BY HOLDERS OF CLASS A COMMON STOCK

                                                                                                  PERCENTAGE OF
                                                                  SHARES OF COMMON STOCK         COMMON STOCK
                                                     FIRST         BENEFICIALLY OWNED(1)          OUTSTANDING
NAME AND PRINCIPAL                                   BECAME       ----------------------       -----------------
OCCUPATION OR EMPLOYMENT                   AGE      DIRECTOR         CLASS A   CLASS B         CLASS A   CLASS B
------------------------                   ---      --------         -------   -------         -------   -------

Brady W. Dickson                           52         1997            9,960       -             (2)       (2)
  Consultant since 1995; President,
  Standard Packaging, Mount Gilead,
  North Carolina from 1972 to 1995.


Harold W. Smith                            54         1985            4,700       -             (2)       (2)
  Vice President - McRae
  Graphics since 1993;
  Vice President-Finance and
  Accounting 1981 to 1993.


The five nominees for election as Directors by holders of Class B Common Stock, all of whom are currently members of the Board of Directors, are listed below. The five nominees were elected to their terms, which expire in 1997, at the Annual Meeting of Shareholders held on December 19, 1996.

           DIRECTORS TO BE ELECTED BY HOLDERS OF CLASS B COMMON STOCK

                                                                                                     PERCENTAGE OF
                                                                    SHARES OF COMMON STOCK            COMMON STOCK
                                                    FIRST            BENEFICIALLY OWNED (1)            OUTSTANDING
NAME AND PRINCIPAL                                 BECAME           ----------------------         --------------
OCCUPATION OR EMPLOYMENT                   AGE     DIRECTOR          CLASS A     CLASS B          CLASS A    CLASS B
------------------------                   ---     --------          -------     -------          -------    -------

George M. Bruton                           68        1982             588              588           (2)        (2)
  Owner of George M. Bruton
  Insurance Agency, Inc.,
  Mount Gilead, North Carolina
  since 1950.

                                                                                                     PERCENTAGE OF
                                                                    SHARES OF COMMON STOCK            COMMON STOCK
                                                    FIRST            BENEFICIALLY OWNED (1)            OUTSTANDING
NAME AND PRINCIPAL                                  BECAME           ----------------------         --------------
OCCUPATION OR EMPLOYMENT                   AGE     DIRECTOR          CLASS A     CLASS B          CLASS A    CLASS B
------------------------                   ---     --------          -------     -------          -------    -------

Hilton J. Cochran                          67        1985             400               500          (2)        (2)
  President and Part-Owner of
  J. Morris & Associates,
  Inc., Troy, NC since 1952.

Victor A. Karam                            63        1972           5,312               -            (2)        (2)
  Vice President-Footwear and
  General Manager, Footwear
  Division since 1969.

D. Gary McRae (3)                          47        1979        549,276 (4)       552,079 (4)       30%        58%
  President of the Company since
  1997, Treasurer since 1991 and Vice
  President 1980-1997.

James W. McRae (3)                         45        1985        532,652 (4)       544,265 (4)       29%        57%
  Vice President
  since 1986; Secretary since 1991;
  plant manager Footwear Division
  since 1985.

(1) All shares owned directly and with sole voting and investment power as of November 3, 1997 except as otherwise noted. Does not include any interest in shares held by the Company's ESOP.

(2)      Less than 1%.

(3)      D. Gary McRae and James W. McRae are brothers.

(4) Information as to beneficial ownership of these shares is provided in the table of principal shareholders on page 2.

DIRECTOR COMPENSATION

Directors are paid $700 for attending meetings of each of the Board of Directors and the Audit and Incentive Stock Option Committee (directors who are also officers or employees of the Company are paid $350 for attending such meetings).

EXECUTIVE OFFICERS

Messrs. D. Gary McRae, James W. McRae, Victor A. Karam and Harold W. Smith are executive officers as well as directors. The executive officers of the Company were appointed at the annual meeting of the Board of Directors on December 19, 1996, except that D. Gary McRae was appointed President on March 10, 1997, and serve at the pleasure of the Board of Directors. Marvin Kiser, age 49, has served as Controller for the Company since September, 1996. Previously, Mr. Kiser was treasurer of Robert W. Chapman & Company from 1988 to 1996.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors held five meetings during the past year. Each director attended more than 75% of the aggregate total number of meetings of the Board of Directors and the total number of meetings of any Committee on which he served. The Board of Directors has no nominating committee.

The Audit and Incentive Stock Option Committee is composed of George M. Bruton and Hilton J. Cochran and is responsible for recommending independent auditors for the Company, reviewing the Company's financial statements, audit report, internal financial controls and internal audit procedures and approving services to be performed by the Company's independent auditors. The Committee is also responsible for selecting key employees to whom stock options and stock appreciation rights will be awarded under the 1985 McRae Industries, Inc. Non-Qualified Stock Option Plan, for reviewing any transactions or arrangements between the Company and any of its affiliates, and along with the President of the Company, for recommending executive compensation to the Board of Directors. The Committee met once during the fiscal year.

INTERLOCKS AND INSIDER PARTICIPATION

The Audit and Incentive Stock Option Committee of the Board of Directors of the Company, along with the President of the Company, makes recommendations to the Board of Directors concerning the Company's compensation arrangements. The Company's Audit and Incentive Stock Option Committee is also responsible for, among other things, selecting key employees to whom stock options and stock appreciation rights will be awarded under the 1985 McRae Industries, Inc. Non-Qualified Stock Option Plan. The Board of Directors is currently composed of
D. Gary McRae, President and Treasurer of the Company, George M. Bruton, Hilton
J. Cochran, Brady W. Dickson, Victor A. Karam, Vice President - Footwear, James
W. McRae, Vice President and Secretary, and Harold W. Smith, Vice President - McRae Graphics. Messrs. Bruton and Cochran currently comprise the Company's Audit and Incentive Stock Option Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          TRANSACTIONS INVOLVING AMERICAN MORTGAGE & INVESTMENT COMPANY

Since 1970, the Company has owned a substantial equity interest in American Mortgage & Investment Company ("AMIC"), a company engaged primarily in the business of land development and sales in the coastal region of South Carolina. The late B. J. McRae served as a director and president of AMIC without compensation. D. Gary McRae serves as a director of AMIC and was appointed its president on March 18, 1997. He serves without compensation.

The Company owns shares of the common stock of AMIC which represents about 13% of its outstanding common stock. In addition, the Company owns all outstanding shares of AMIC's 20% Cumulative Convertible Preferred Stock. Because of arrearages in dividends on the preferred stock, each share of preferred stock is currently entitled to one vote on any matter submitted to a vote of AMIC shareholders. The Company presently has the majority of the voting power of AMIC. The Estate owns 1,996 shares of AMIC's $20 par value Common Stock. Messrs.
D. Gary McRae and James W. McRae are co-executors of the Estate.

At the beginning of the Company's 1997 fiscal year, the Company had investments in and advances to AMIC of approximately $631,000. During the 1997 fiscal year, the Company made additional advances to AMIC totaling approximately $10,000. The investment in AMIC's stock and amounts due from AMIC were reduced to the extent that the recorded amounts exceed shareholder equity as reported by AMIC. Because of AMIC's financial condition, the Company has not accrued any interest on the AMIC obligations. At the end of the fiscal year, the Company had recorded investments in and advances to AMIC of approximately $822,000. AMIC has been operating under Chapter X of the United States Bankruptcy Act since 1974 and the court has imposed certain restrictions under a Plan of Reorganization.

Management believes that the Company's advances to and continued financial support of AMIC are justified in light of its investment to date in AMIC and a lack of any other viable alternative. AMIC cannot continue operations without the support of the Company and, in management's opinion, the ultimate realizable market value of AMIC's real estate holdings is greater than the value of such holdings were the Company to discontinue its support, forcing AMIC to liquidate its holdings at substantially discounted values. Management believes remaining amounts due the Company from AMIC are ultimately recoverable.

                     TRANSACTIONS WITH AUTOMOBILE DEALERSHIP

During fiscal 1997, the Company rented facilities to an automobile dealership which was formerly owned by the Estate. The Estate sold substantially all of the assets of the dealership to a third party on October 27, 1997. Rent paid during the past fiscal year was $24,000. During fiscal 1997, the Company also purchased vehicles from the dealership for a total purchase price of approximately $76,000. The Company believes that the costs of automobiles from the dealership were comparable to or lower than the cost of comparable automobiles from other dealerships. During fiscal 1997, the Company also provided financing of approximately $875,000 for vehicles purchased from the dealership by third parties.

At August 2, 1997 the dealership owed the Company approximately $1,225,000 which is composed of accounts receivable and notes that bear interest at the federal funds rate plus 2%. Such indebtedness is composed of rent obligations, funds advanced to the dealership for working capital, and interest on such amounts. Amounts owed by the dealership are guaranteed by the Estate.

                           INDEBTEDNESS OF THE ESTATE

The Company from time to time made loans to the late B. J. McRae prior to his death. At August 2, 1997, the Estate owed the Company approximately $629,000, under these loans, which was the maximum outstanding during the year. Approximately $357,000 of this indebtedness bears interest at the federal funds rate plus 2%. The remaining $272,000 of indebtedness, which does not bear interest, represents a guarantee from the Estate on certain receivables purchased from the automobile dealership by the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10% of the Company's Class A Common Stock and Class B Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such Class A and Class B Common Stock. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended August 2, 1997, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with, except Brady W. Dickson and Marvin Kiser were late filing their Form 3s.

EXECUTIVE COMPENSATION

The table below shows the compensation paid or accrued by the Company, for the three fiscal years ended August 2, 1997, to or for the account of each person who has served as Chief Executive Officer during the fiscal year and James W. McRae, Victor A. Karam and Harold W. Smith, the only executive officers of the Company whose total annual salary and bonus exceeded $100,000 for the 1997 fiscal year (collectively, the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------------

                                            ANNUAL COMPENSATION                   LONG TERM
                                                                                COMPENSATION
                                   --------------------------------------- ------------------------

                                                                                   AWARDS
                                                                           ----------------------
                                                                OTHER      RESTRICTED
NAME AND                                                        ANNUAL        STOCK      OPTIONS/      ALL OTHER
PRINCIPAL               FISCAL       SALARY       BONUS        COMPEN-      AWARD(S)       SARS       COMPENSATION
POSITION                YEAR          ($)          ($)          SATION         ($)         (#)            ($)
                                                                ($)(1)
----------------------------------------------------------------------------------------------------------------------
B. J. McRae(2)          1997         128,061    45,000            --            0           0         214,000 (3)
  President             1996         222,684    45,000            --            0           0         212,000 (3)
                        1995         214,191    50,000            --            0           0         223,000 (3)

D. Gary McRae(2)        1997         122,495    25,000            --            0           0               0
  President and         1996         116,112    24,000            --            0           0               0
  Treasurer             1995         112,348    24,000            --            0           0            5,600 (4)

Victor A. Karam         1997         130,220    27,000            --            0           0                0
  Vice President--      1996         128,456    15,750            --            0           0                0
Footwear                1995         125,184    17,500            --            0           0            5,900 (4)

Harold W. Smith         1997         100,972     8,000            --            0           0                0
  Vice President--      1996          98,488     8,800            --            0           0                0
McRae Graphics          1995          95,649    11,000            --            0           0            4,400 (4)

James D. McRae (5)      1997          87,854    15,000            --            0           0              --
  Vice President and
Secretary
----------------------------------------------------------------------------------------------------------------------

(1) No Named Executive Officer received personal benefits during the listed years in excess of 10% of his respective annual salary and bonus.

(2) Mr. B. J. McRae served as President and Chief Executive Officer until his death on February 26, 1997. Mr. D. Gary McRae was appointed by the Board of Directors as President and Chief Executive Officer on March 10, 1997.

(3) Represents $214,000, $212,000 and $212,000 in premiums paid for the purchase of split-dollar life insurance on the lives of Mr. and Mrs. McRae in 1997, 1996 and 1995, respectively, and $11,000 accrued for the account of Mr. McRae in 1995 under the ESOP. Upon Mrs. McRae's death, the Company will be paid death benefits under the policies not to exceed the greater of (i) the cash surrender value of the policy or
         (ii) the cumulative premiums paid by the Company. The remainder of the life insurance proceeds will be payable to her children.

(4)      Represents amounts accrued under the ESOP.

(5)      Mr. James W. McRae first became a Named Executive Officer in fiscal
         1997.


The following table presents the value of all unexercised options that were held by the Named Executive Officers at fiscal year end. All unexercised options held by the Named Executive Officers are currently exercisable. No options were granted during the past three fiscal years.

             AGGREGATE OPTION/SAR EXERCISES IN THE 1997 FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES


                           SHARES ACQUIRED       VALUE    NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                             ON EXERCISE       REALIZED     OPTIONS AT FISCAL      IN-THE MONEY OPTIONS AT
NAME                            (#SH)             ($)            YEAR-END           FISCAL YEAR-END($)(1)
------------------------------------------------------------------------------------------------------------

                          CLASS  A   CLASS  B               CLASS  A    CLASS  B     CLASS  A      CLASS  B
                          --------   --------               --------    --------     --------      --------

B. J. McRae                  7,500      7,500     78,376           0           0            0             0
D. Gary McRae                7,000      7,000     73,150           0           0            0             0
Victor A. Karam                  0          0          0           0           0            0             0
Harold W. Smith James            0          0          0           0           0            0             0
W. McRae                         0          0          0           0           0            0             0

(1) Represents the total gain which would be realized if all options were exercised for which the fair market value of the stock at fiscal year-end was greater than the exercise price.

COMPENSATION COMMITTEE REPORT

The Audit and Incentive Stock Option Committee, whose members are named above, together with the Chairman of the Board, make recommendations to the Board of Directors concerning the Company's compensation arrangements. In connection with such arrangements, Messrs. D. Gary McRae, Bruton and Cochran have provided the following report:

The Company's overall compensation philosophy is as follows:

         - Attract and retain quality talent, which is critical to both the short-term and long-term success of this Company;

         - Reinforce strategic performance objectives through the use of incentive compensation programs; and

         - Create a mutuality of interest between executive officers and shareholders through compensation structures that share the rewards and risks of strategic decision making.

Base Compensation - The Company's approach to base compensation is to offer competitive salaries in comparison to market practices. The 1997 average base salaries of the three Named Executive Officers other than those persons serving as the President increased an average of 6 percent in 1997.

The Committee, consisting of two outside directors, along with the Chairman of the Board of Directors, Mr. D. Gary McRae, annually examine market compensation levels and trends observed in the labor market. For its purposes, the Committee has defined the labor market as the pool of executives who are currently employed in similar positions in companies with similar sales and market capitalization. Market information is used as a frame of reference for annual salary adjustments and starting salaries.

The Committee makes salary decisions in the annual review process with input from the President. This annual review considers the decision-making responsibilities of each position and the experience, work performance, and team-building skills of position incumbents. The Committee views work performance as the single most important measurement factor and places most of the weight in this area. The remaining measurement factors, decision-making responsibilities and team-building skills, are weighted equally.

Incentive Compensation - The Audit and Incentive Stock Option Compensation Committee, along with the Chairman of the Board of Directors, annually make recommendations to the Board of Directors whether to pay and the amount of cash incentive bonuses. For executive officers other than the President, consideration is given to overall corporate performance of the specific areas of the Company under a participant's direct control. This balance supports the accomplishment of overall objectives and rewards individual contributions by our executive officers. Individual annual bonus level targets are consistent with market practices for positions with comparable decision-making responsibilities. Target performance levels are based upon historic patterns of Company performance and strategic objectives. All annual bonus-level performance targets are set above normal expectations of performance. Such performance measure threshold ensures that bonuses are not paid for substandard accomplishments. The average bonus earned by the three Named Executive Officers other than the President was 14 percent of their base salaries compared to 14 percent in 1996.

President Compensation - As indicated in the discussion above, the Company's total compensation program is based upon market conditions and business performance. A portion of an executive's yearly compensation is dependent upon the Company's performance for the fiscal year based upon the executive's level of responsibility and authority. Therefore, the President's bonus is generally a larger percentage of his total compensation than for the other officers. In 1997, Mr. B. J. McRae received a bonus equal to 20 percent of his base salary (and his base salary was increased 3 percent over 1996). Mr. D. Gary McRae was appointed President in March, 1997 and his bonus, which was based on his activities as First Vice President, was 21 percent of his base salary (and his base salary was increased by 7 percent over 1996).

     Hilton J. Cochran        George M. Bruton         D. Gary McRae

STOCK PERFORMANCE GRAPH

The accompanying graph and table set forth the cumulative total shareholder return to the Company's shareholders during the five year period ended August 2, 1997, for each of the Company's Class A and Class B Common Stock, as well as an overall stock market index (AMEX Index) and the Dow Jones Industry Group Index for each of footwear, office equipment and industrial technology, the principal industry segments in which the Company is actively involved. Due to the discontinuance by the American Stock Exchange of its high technology and consumer products indices, the Company has substituted indices for each of the three principal segments in which the Company is actively involved.

EQUITY/INDEX                                                   1992     1993     1994     1995    1996     1997
------------                                                   ----     ----     ----     ----    ----     ----
McRae Class A Common Stock                                      100      147      154      168     181      220
McRae Class B Common Stock                                      100      114      133      121     140      164
AMEX Index                                                      100      114      112      132     142      174
Dow Jones Industrial Group Index - Office Equipment             100      113      133      156     207      325
Dow Jones Industrial Group Index - Industrial Technology        100       90      107      147     132      162
Dow Jones Industrial Group Index - Footwear                     100       88       99      122     225      259


               [STOCK PERFORMANCE GRAPH WITH ABOVE PLOT POINTS.]

RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors has appointed Gleiberman Spears Shepherd & Menaker, P.A. as independent certified public accountants for the 1998 fiscal year and recommends to shareholders that they vote for ratification of that appointment. The Board of Directors will reconsider the selection of independent certified public accountants if the shareholders do not ratify the appointment of Gleiberman Spears Shepherd & Menaker, P.A. A representative of Gleiberman Spears Shepherd & Menaker, P.A. is expected to attend the annual meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the appointment of Gleiberman Spears Shepherd & Menaker, P.A. as its independent certified public accountants to audit the consolidated financial statements of the Company for the 1998 fiscal year and proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise.

OTHER MATTERS

The Board of Directors is not aware of any other matters which may be presented for action at the meeting, but if other matters do properly come before the meeting, it is intended that shares represented by proxies in the accompanying form will be voted in accordance with the best judgment of the person or persons voting the proxy.

                                                                      APPENDIX A

                         FOR USE BY CLASS A SHAREHOLDERS
                             MCRAE INDUSTRIES, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                  FOR ANNUAL MEETING OF SHAREHOLDER TO BE HELD
                                DECEMBER 18, 1997

The undersigned hereby appoints D. Gary McRae and James W. McRae and each or either of them, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote as designated below, all shares of the $1 par value Class A Common Stock of the undersigned in McRae Industries, Inc. at the Annual Meeting of Shareholders to be held at 3:00 P.M. on the 18th day of December, 1997, and at any adjournment thereof.

UNLESS SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 SHOWN BELOW: The Board of Directors recommends voting for all items.

1.       Election of Directors: Nominees are Brady W. Dickson and Harold W.
         Smith.

[ ] For all listed nominees (except do not vote for nominee(s) whose name(s) I have written below)


         [ ]     WITHHOLD AUTHORITY to vote for all listed nominees


2. Ratification of appointment of Gleiberman Spears Shepherd and Menaker, P.A. as accountants
                  FOR              AGAINST         ABSTAIN
                  [  ]              [  ]           [  ]
                  (Please sign on reverse side)

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         Receipt of Notice of Annual Meeting and accompanying Proxy Statement is hereby acknowledge.

         Please date, sign exactly as printed below and return promptly in the enclosed postage-paid envelope.


                                    Date                                 , 1997
                                          -------------------------------

                                    --------------------------------------------

                                    --------------------------------------------
                                    (When signing as attorney, executor,
                                    administrator, trustee, guardian, etc. give title as such. If a joint account, each joint owner should sign personally.)

                                                                      APPENDIX B

                         FOR USE BY CLASS B SHAREHOLDERS

                             MCRAE INDUSTRIES, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                  FOR ANNUAL MEETING OF SHAREHOLDER TO BE HELD
                                DECEMBER 18, 1997

The undersigned hereby appoints D. Gary McRae and James W. McRae and each or either of them, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote as designated below, all shares of the $1 par value Class B Common Stock of the undersigned in McRae Industries, Inc. at the Annual Meeting of Shareholders to be held at 3:00 P.M. on the 18th day of December, 1997, and at any adjournment thereof.

UNLESS SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 SHOWN BELOW: The Board of Directors recommends voting for all items.


1. Election of Directors: Nominees are George M. Bruton, Hilton J. Cochran, Victor A. Karam, D. Gary McRae, and James W. McRae.

[ ] FOR all listed nominees (except do not vote for nominee(s) whose name(s) I have written below)


         [ ]     WITHHOLD AUTHORITY to vote for all listed nominees


2. Ratification of appointment of Gleiberman Spears Shepherd and Menaker, P.A. as accountants
                           FOR              AGAINST         ABSTAIN
                           [  ]              [  ]           [  ]
                           (Please sign on reverse side)

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         Receipt of Notice of Annual Meeting and accompanying Proxy Statement is hereby acknowledge.

         Please date, sign exactly as printed below and return promptly in the enclosed postage-paid envelope.


                                    Date                                 , 1997
                                          -------------------------------

                                    --------------------------------------------

                                    --------------------------------------------
                                    (When signing as attorney, executor,
                                    administrator, trustee, guardian, etc. give title as such. If a joint account, each joint owner should sign personally.)